UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2014

ACTAVIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 17, 2014, Actavis plc, a company incorporated under the laws of Ireland (“Parent” or “Actavis”), entered into a Merger Agreement (the “Merger Agreement”) by and among Actavis, Tango US Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“US Holdco”), Tango Merger Sub 1 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Merger Sub 1”), Tango Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”) and Forest Laboratories, Inc., a Delaware corporation (“Forest”).

Under the terms of the Merger Agreement, the acquisition of Forest will be accomplished through a merger of Merger Sub 1 with and into Forest (“Merger 1”), with Forest being the surviving entity (the “First Surviving Corporation”). Immediately following the consummation of Merger 1, the First Surviving Corporation will merge with and into Merger Sub 2 (“Merger 2” and, together with Merger 1, the “Mergers”), with Merger Sub 2 being the surviving entity.

At the effective time of Merger 1, each share of Forest’s common stock issued and outstanding immediately prior to Merger 1 (other than dissenting shares) will be converted into the right to receive, at the election of the holder of such share of Forest common stock, (i) a combination of $26.04 in cash, plus .3306 Parent shares (the “Mixed Election”), (ii) $86.81 in cash (the “Cash Election”) or (iii) .4723 Actavis shares (the “Stock Election”). The Cash Election and the Stock Election will be subject to proration to ensure that the total amount of cash paid and the total number of Parent shares issued to Forest shareholders as a whole are equal to the total amount of cash and number of Actavis shares that would have been paid and issued if all Forest shareholders received the Mixed Election consideration.

Pursuant to the Merger Agreement, as of the effective time of Merger 1, each outstanding and unexercised Forest option will be assumed by Parent and converted into a stock option to acquire Parent shares (applying the Stock Election exchange ratio to determine the number of Parent shares underlying the new option and to adjust the exercise price) on the same terms and conditions as applied to each Forest option immediately prior to the effective time of Merger 1. In addition, as of the effective time of Merger 1, each outstanding share of Forest restricted stock will be assumed by Parent and will be converted into restricted stock unit awards for Parent shares (applying the Stock Election exchange ratio to determine the number of Parent shares underlying the new restricted stock unit award) on the same terms and conditions as applied to each share of Forest restricted stock immediately prior to the effective time of Merger 1. Further, as of the effective time of Merger 1, all unvested Forest restricted stock units will be assumed by Parent and converted into restricted stock unit awards for Parent shares (applying the Stock Election exchange ratio to determine the number of Parent shares underlying the new restricted stock unit award) on the same terms and conditions as applied to each Forest restricted stock unit immediately prior to the effective time of Merger 1; provided, however, that all unvested Forest restricted stock units subject to performance vesting shall be deemed earned based on target performance at the effective time of Merger 1, and shall otherwise remain subject to any applicable payment conditions prescribed by their terms.

Each of Actavis’ and Forest’s obligation to consummate the Mergers is subject to a number of conditions, including, among others, the following, as further described in the Merger Agreement: (i) approval of Parent shareholders of the issuance of Parent shares, (ii) approval of Forest stockholders of the adoption of the Merger Agreement, (iii) expiration of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and receipt of any approvals required thereunder and under applicable foreign antitrust laws having been obtained, (iv) the Parent shares to be issued in Merger 1 being approved for listing on the New York Stock Exchange, (v) the representations and warranties of the other party being true and correct, subject to the materiality standards contained in the Merger Agreement, (vi) absence of specified adverse laws or orders, (vii) an Irish prospectus (if required by Irish law) with respect to the Parent shares to be issued in Merger 1 being approved by the Central Bank of Ireland, and made available to the public in accordance with Irish prospectus law, (viii) material compliance by the other party with its covenants and (ix) no material adverse effect having occurred with respect to the other party since the signing of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by Parent, US Holdco, Merger Sub 1, Merger Sub 2 and Forest. Each of Parent and Forest has agreed not to solicit any offer or proposal for specified alternative transactions, or, subject to certain exceptions relating to the receipt of unsolicited offers that may be deemed to be “superior proposals” (as defined in the Merger Agreement), to participate in discussions or engage in negotiations regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made such an offer or proposal. The Merger Agreement also requires each of Parent and Forest to call and hold shareholders’ meetings and requires the board of directors of Parent to recommend that its shareholders approve the issuance of Parent stock and the board of directors of Forest to recommend that its stockholders adopt the Merger Agreement. Each of Actavis’ and Forest’s board is also permitted to change its recommendation in response to (among other things) a “superior proposal” but such party may not otherwise terminate the Merger Agreement to accept such proposal.

In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, reasonable best efforts to cause the Mergers to be consummated. Pursuant to the Merger Agreement, Parent must take such actions that are necessary to cause three individuals on the current Forest board of directors as of immediately prior to Merger 1 (including Mr. Brent Saunders, the Chief Executive Officer of Forest) to become members of the Parent board of directors immediately after Merger 1. The Forest directors to become members of the Parent board of directors shall be selected (or, in the case of Mr. Saunders, ratified) by the Governance Committee of the Parent board of directors, after consulting with Forest, pursuant to the director nomination process set forth in Parent’s proxy statement on Schedule 14A filed with the SEC on March 29, 2013.

The Merger Agreement contains certain customary termination rights, including, among others, (a) the right of either Parent or Forest to terminate the Merger Agreement if Forest’s stockholders fail to adopt the Merger Agreement or if Parent’s shareholders fail to approve the issuance of Parent shares, (b) the right of either Parent or Forest to terminate the Merger Agreement if the board of directors of the other party changes its recommendation to adopt, in the case of Forest, the Merger Agreement, and, in the case of Parent, approve the issuance of Parent shares, (c) the right of either Parent or Forest to terminate the Merger Agreement if Merger 1 has not occurred by six months after the date of the Merger Agreement (the “Outside Date”), subject to certain conditions, provided that the Outside Date may be extended by up to an additional four months in certain circumstances, and (d) the right of either Parent or Forest to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions.

Forest must pay a termination fee of (i) $875,000,000 if (A) the Merger Agreement is terminated by Actavis as a result of a change of recommendation by the Forest board of directors or (B) (1) the Merger Agreement is terminated by either Forest or Actavis for failure to close by the Outside Date or because Forest shareholder approval is not obtained, (2) a competing proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the Forest shareholder meeting and (3) Forest enters into a definitive agreement for a competing proposal within 12 months following such termination and such competing proposal is consummated or (ii) $250,000,000 if the Merger Agreement is terminated by Forest or Actavis because Forest shareholder approval is not obtained (which would be credited against any Forest termination fee that subsequently becomes payable as described in clause (i)(B)). Actavis must pay termination fees in reciprocal circumstances, except that the fees payable in the circumstances described in clauses (i) and (ii) are $1,175,000,000 and $335,000,000, respectively.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Parent or Forest.

The Merger Agreement contains representations and warranties by Parent and Forest with respect to matters as of specified dates. The representations and warranties: reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Parent’s shareholders; in certain cases, merely represent risk-allocation decisions among the parties; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Merger Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Parent’s public disclosures. Parent acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Pursuant to the Merger Agreement, Parent is obligated to obtain financing to fund the cash portion of the merger consideration. On February 17, 2014, Parent entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Mizuho Bank, Ltd. (“Mizuho Bank”), Mizuho Securities USA Inc. (“Mizuho Securities”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Bank of America, Mizuho Bank and Mizuho Securities, the “Commitment Parties”). A copy of the Commitment Letter is attached hereto as Exhibit 10.1. Receipt of financing by Parent is not a condition to its obligations under the Merger Agreement.

Pursuant to the Commitment Letter, the Commitment Parties have committed to finance (i) a senior unsecured cash bridge tranche in an original aggregate principal amount of $3,000,000,000 (the “Cash Bridge Tranche”), (ii) a senior unsecured term loans tranche in an original aggregate principal amount of $1,750,000,000 (the “Five Year Tranche”), (iii) up to $2,250,000,000 in gross proceeds from the issuance and sale of senior unsecured notes (the “Notes”) and (iv) if the credit documentation with respect to the Five Year Tranche does not become effective in accordance with its terms and/or the Notes are not issued and sold, up to $4,000,000,000 in loans under a senior unsecured bridge facility (the “Bridge Facility” and, together with the Cash Bridge Tranche and the Five Year Tranche, the “Facilities”). The Facilities are intended to finance the merger consideration and to pay fees and expenses incurred in connection with the Mergers. If Parent chooses to draw under the Bridge Facility, it may refinance all or a portion of the Bridge Facility at a later date.

The Commitment Parties’ commitment to provide the Facilities are subject to several customary conditions, including (i) no Company Material Adverse Effect having occurred since the signing of the Merger Agreement, (ii) the negotiation of definitive financing agreements and (iii) other customary closing conditions set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. A copy of the Commitment Letter has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Parent or Forest.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Actavis and Forest, Actavis will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Actavis and Forest that also constitutes a prospectus of Actavis. The definitive joint proxy statement/prospectus will be delivered to shareholders of Actavis and Forest. INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND FOREST ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Actavis and Forest through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Actavis will be available free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Forest will be available free of charge on Forest’s internet website at www.frx.com or by contacting Forest’s Investor Relations Department at (212) 224-6713.

Participants in the Merger Solicitation

Actavis, Forest, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Forest shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Actavis is set forth in Actavis, Inc.’s proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 29, 2013 and certain of Actavis Inc.’s and Actavis’ Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Actavis Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Actavis’ estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Forest acquisition, including future financial and operating results, Actavis’ or Forest’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business, Forest’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the Forest acquisition; subsequent integration of the Forest acquisition and the ability to recognize the anticipated synergies and benefits of the Forest acquisition; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Forest and Actavis shareholder approvals; the risk that a condition to closing of the Forest acquisition may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Actavis shares to be issued in the transaction; the anticipated size of the markets and continued demand for Actavis’ and Forest’s products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of Actavis or Forest debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ and Forest’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ and Forest’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis’ consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis, Inc.’s Annual Report on form 10-K for the year ended December 31, 2012 and from time to time in Actavis’ other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated February 17, 2014, by and among Actavis plc, Tango US Holdings Inc., Tango Merger Sub 1 LLC, Tango Merger Sub 2 LLC and Forest Laboratories, Inc.

10.1	Commitment Letter, dated as of February 17, 2014, by and among Actavis plc, Bank of America, N.A., Mizuho Bank, Ltd., Mizuho Securities USA Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014	ACTAVIS plc

By:
/s/ David A. Buchen

		Name:	David A. Buchen

		Title:	Chief Legal Officer – Global and Secretary

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated February 17, 2014, by and among Actavis plc, Tango US Holdings Inc., Tango Merger Sub 1 LLC, Tango Merger Sub 2 LLC and Forest Laboratories, Inc.

10.1	Commitment Letter, dated as of February 17, 2014, by and among Actavis plc, Bank of America, N.A., Mizuho Bank, Ltd., Mizuho Securities USA Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.